KIRKLAND’S ANNOUNCES CEO TRANSITION

NASHVILLE, Tenn. (April 5, 2018) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced that W. Michael Madden has resigned from his roles as President, Chief Executive Officer and Director of the Company, effective immediately, and will serve as an employee-advisor to the board until June 30, 2018. Michael B. Cairnes, the Company’s Executive Vice President and Chief Operating Officer, will serve as Acting Chief Executive Officer while the board conducts a search for a new CEO. Since November 2016, Mr. Cairnes has been responsible for the operations of the Company, overseeing marketing/e-commerce, merchandising, planning & allocation, store and supply chain operations.

“We thank Mike Madden for his 18 years of service and his assistance as an advisor during this transition,” said R. Wilson Orr, Kirkland’s Chairman of the Board. “We have important initiatives underway that we believe can improve our financial performance, and Mike Cairnes’ proven experience in running our day-to-day operations will enable us to maintain continuity and execution focus as the board proceeds with the CEO search.”

Mr. Madden added, “I am proud to have served Kirkland’s as CFO and CEO. The evolution of the home décor market holds significant opportunity, and Kirkland’s has a well-established value proposition and a solid omni-channel foundation in place as it moves into its next phase of growth.”

Michael Cairnes, Acting CEO said, “I am excited to continue the work we are doing to make Kirkland’s the preferred destination for home décor shoppers and improve the customer experience as we transform Kirkland’s into a nationally recognized home décor brand of choice. We are encouraged by the progress on our 2018 plan and plan to update investors in May.”

Prior to joining Kirkland’s, Mr. Cairnes was with Michael’s Stores, where he served concurrently as President of its Aaron’s Brothers retail business, since 2015, and President of its Artistree framing business, since 2007. Prior to Michael’s, Mr. Cairnes held senior leadership positions at Brushstrokes, a publisher of art canvases, and Larson-Juhl, a manufacturer of home décor products. He also has served as a board and strategy advisor to Bain Capital and Blackstone.

About Kirkland’s, Inc.

Kirkland's, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 423 stores in 36 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of gifts, as well as seasonal merchandise. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland's specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, the ability to control employment, and other operating costs, ability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 3, 2018 and subsequent reports. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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